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                         CONSENT OF GRANT THORNTON LLP

We have issued our report dated August 3, 1999 accompanying the consolidated financial statements of Atlas America, Inc. contained in the Registration Statement and Prospectus of Atlas Pipeline Partners, L.P. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




                                                       /s/ GRANT THORNTON LLP




Cleveland, Ohio
September 24, 1999